Exhibit 12.1 Statement regarding computation of ratio of earnings to fixed charges.

                                                                   2000           1999          1998          1997          1996
                                                                ----------     ----------    ----------    ----------    ----------
Income before taxes                                              $  70,238      $  61,253     $  62,788     $  52,261     $  46,954
Add: Minority Interests in earnings of subsidiaries                     21             41           747         1,486         1,400
                                                                ----------     ----------    ----------    ----------    ----------
Income before taxes and minority interests                          70,259         61,294        63,535        53,747        48,354
Add: fixed charges                                                 163,182        124,914       121,424       109,969       102,510
                                                                ----------     ----------    ----------    ----------    ----------

Earnings including interest expense - deposits       (a)         $ 233,441        186,208       184,959       163,716       150,864
Less: interest expense - deposits                                 (123,798)       (96,428)      (97,660)      (90,410)      (86,246)
                                                                ----------     ----------    ----------    ----------    ----------

Earnings excluding interest expenses - deposits      (b)         $ 109,643      $  89,780     $  87,299     $  73,306     $  64,618
                                                                ==========     ==========    ==========    ==========    ==========

Fixed Charges:
      Interest expense - deposits                                $ 123,798      $  96,428     $  97,660     $  90,410     $  86,246
      Interest expense - borrowings                                 39,384         28,486        23,764        19,559        16,264
                                                                ----------     ----------    ----------    ----------    ----------

Fixed charges including interest expense - deposits  (c)           163,182        124,914       121,424       109,969       102,510
Less: interest expense - deposits                                 (123,798)       (96,428)      (97,660)      (90,410)      (86,246)
                                                                ----------     ----------    ----------    ----------    ----------

Fixed charges excluding interest expense - deposits  (d)         $  39,384      $  28,486     $  23,764     $  19,559     $  16,264
                                                                ==========     ==========    ==========    ==========    ==========

Earnings to fixed charges:
      Including interest on deposits                 ((a) / (c))      1.43 x         1.49 x        1.52 x        1.49 x        1.47
      Excluding interest on deposits                 ((b) / (d))      2.78           3.15          3.67          3.75          3.97
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